Exhibit 10.2

AMENDED AND RESTATED
2005 ALLIED CAPITAL CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN II

Effective December 14, 2007

AMENDED AND RESTATED
2005 ALLIED CAPITAL CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN II

Table of Contents

Page

PREAMBLE		1
ARTICLE I — GENERAL
Section 1.1	Effective Date	.1
Section 1.2	Purpose	1
Section 1.3	Intent	1

ARTICLE II — DEFINITIONS AND USAGE
Section 2.1	Definitions	2
Section 2.2	Usage	3

ARTICLE III — ELIGIBILITY AND PARTICIPATION
Section 3.1	Eligibility	3
Section 3.2	Participation	4
Section 3.3	Termination of Participation	.4

ARTICLE IV — PLAN BENEFIT
Section 4.1	Plan Benefit	4
Section 4.2	Accounts	4
Section 4.3	Employer Contributions	4
Section 4.4	Investment Procedure	4
Section 4.5	Valuation of Accounts	5

ARTICLE V — VESTING AND DISTRIBUTION
Section 5.1	Vesting	5
Section 5.2	Distributable Events	5
Section 5.3	Amount of Plan Benefits	5
Section 5.4	Payment of Plan Benefits	5
Section 5.5	Form of Benefit Payments	6
Section 5.6	Designation of Beneficiary	6
Section 5.7	Termination of the Plan	6

ARTICLE VI — ADMINISTRATION
Section 6.1	General	6
Section 6.2	Administrative Rules	7
Section 6.3	Duties	7
Section 6.4	Fees	7

Table of Contents (continued)

		Page
ARTICLE VII — CLAIMS PROCEDURE
Section 7.1	General	7
Section 7.2	Denials	7
Section 7.3	Notice	8
Section 7.4	Appeals Procedure	8
Section 7.5	Review	8

ARTICLE VIII — CHANGE IN CONTROL
Section 8.1	In General	8
Section 8.2	Definition of “Change in Control”	8
ARTICLE IX — TRUST Section 9.1	Trust	9
Section 9.2	Contributions and Expenses	9
Section 9.3	Trustee Duties	9
Section 9.4	Reversion to the Employer	9

ARTICLE X — MISCELLANEOUS PROVISIONS
Section 10.1	Modification, Amendment, Discontinuance, and Termination	.9
Section 10.2	No Assignment	9
Section 10.3	Successors and Assigns	10
Section 10.4	Governing Law	10
Section 10.5	No Guarantee of Employment	10
Section 10.6	Severability	10
Section 10.7	Notification of Addresses	10
Section 10.8	Bonding	10

AMENDED AND RESTATED
2005 ALLIED CAPITAL CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN II

PREAMBLE

WHEREAS, the Employer recognizes the unique qualifications of its Executives and the valuable services that they have provided to or for the Employer; and

WHEREAS, the Employer desires to provide long-term incentive compensation to its Executives to achieve recruitment and retention objectives and to achieve economic parity with executive compensation plans in companies against which it competes for talent; and

WHEREAS, the Employer has previously adopted the Allied Capital Corporation Non-Qualified Deferred Compensation Plan II, which plan was frozen to new contributions effective December 31, 2004; and

WHEREAS, the Employer has previously adopted the 2005 Allied Capital Corporation Non-qualified Deferred Compensation Plan II (the “Plan”) in order to be compliant with the requirements of new Section 409A of the Internal Revenue Code, effective as of January 1, 2005; and

WHEREAS, the Employer desires to amend and terminate the Plan:

NOW, THEREFORE, in consideration of the premises and of the provisions hereinafter set forth, the Plan shall be and hereby is amended and restated, effective December 14, 2007, as follows:

ARTICLE I
GENERAL

SECTION 1.1 Effective Date. The provisions of this Plan shall be effective as of January 1, 2005.

SECTION 1.2 Purpose. The purpose of the Plan is to provide long-term incentive compensation to Executives of the Employer in order to achieve recruitment and retention objectives and to achieve economic parity with executive compensation plans in companies against which it competes for talent.

SECTION 1.3 Intent. The Plan is intended to be an unfunded plan for the purpose of providing deferred compensation to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Plan is not intended to be a plan described in Section 401(a) of the Code. The obligation of the Company to make payments under this Plan constitutes nothing more than an unsecured promise of the Company to make such payments and any property of the Company that may be set aside for the payment of benefits under the Plan shall, in the event of the Company’s bankruptcy or insolvency, remain subject to the claims of the Company’s general creditors until such benefits are distributed in accordance with Article V herein.

ARTICLE II
DEFINITIONS AND USAGE

SECTION 2.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

“Account” means the account established on behalf of each Participant as described in Section 4.2 of the Plan.

“Administrator” means the Compensation Committee of the Board, or such other person or persons as designated by the Board.

“Beneficiary” means those persons designated as a Beneficiary by the Participant.

“Board” means the Board of Directors of Allied Capital Corporation.

“Change in Control” of the Company is defined in Section 8.2 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Allied Capital Corporation, AC Corporation, AC Finance LLC and any named subsidiaries or related parties adopting the Plan or any successor thereto.

“Compensation Committee” means the Compensation Committee of the Board of Directors of Allied Capital Corporation.

“Covered Employee” shall mean any person who is employed by the Company within six months prior to the Participant’s Termination Date until at least six (6) months after the person’s employment with the Company ends.

“Disability” means the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. A Participant who incurs a Disability shall be deemed to have a Termination of Employment with the Employer at the time that the Administrator reasonably determines the Participant has incurred a Disability.

“Employer” means Allied Capital Corporation, AC Corporation, AC Finance LLC and any named subsidiaries or related parties adopting the Plan or any successor thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Executive” means any common law employee of the Employer having attained the status of an officer of at least the Senior Vice President level in the Company.

“Good Reason” means “good reason” as such term may be defined in an employee’s employment agreement, provided that such agreement is currently in effect at the time of a distributable event as described in Section 5.2.

“Participant” means an Executive of the Employer designated by the Compensation Committee for participation in the Plan, or a person who was such a Participant at the time of his Termination of Employment, death, or upon a Change in Control, or a Beneficiary, who is presently entitled to benefits under the Plan in accordance with its terms.

“Plan” means this 2005 Allied Capital Corporation Non-qualified Deferred Compensation Plan II, as amended from time to time.

“Plan Benefit” means the benefit of a Participant as described under Article IV of the Plan.

“Plan Year” means the calendar year.

“Solicitation” means the Participant, directly or indirectly, individually or as part of or on behalf of any person, company, employer or other entity other than the Company (a) solicits, encourages or attempts to persuade any consultant, vendor, client or customer of the Company to terminate or adversely modify its existing relationship with the Company, except where the Participant is authorized by the Company to do so and has a reasonably good faith belief that such termination or modification is in the best interests of the Company; or (b) hires or solicits for hire (other than on behalf of the Company) a Covered Employee. If any Covered Employee accepts employment with any person, company, employer or other entity other than the Company of which the Participant is an officer, director, employee, partner, shareholder (other than of less than 5% of the stock in a publicly traded company) or joint venturer, it will be presumed that the Participant engaged in Solicitation of the Covered Employee. This presumption may be overcome by the Participant showing by a preponderance of the evidence to the satisfaction of the Administrator that the Participant was not directly or indirectly involved in soliciting or encouraging the Covered Employee to leave employment with the Company.

“Termination of Employment” means a Participant’s separation from service with the Employer as a result of resignation, involuntary discharge, death, or Disability.

“Trust” means a trust which may be established by the Employer in accordance with Article IX to provide the benefits described in this Plan.

“Trustee” means the corporation or individual(s) selected by the Employer to serve as trustee for the Trust.

SECTION 2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

SECTION 3.1 Eligibility. Any Executive of the Employer shall be eligible to participate in the Plan at such time and for such period as designated by the Compensation Committee; provided, however, that the Executive is a members of a select group of management or highly compensated employees as such group is described under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, as interpreted by the Department of Labor or a court of competent jurisdiction.

SECTION 3.2 Participation. An Executive who is eligible to participate in the Plan pursuant to Section 3.1 shall become a Participant at such time and for the period so designated by the Compensation Committee. The participation of any Participant may be suspended or terminated by the Compensation Committee, at any time. An Executive shall cease to be a Participant upon his Termination of Employment with the Company and when the balance in his Account has been distributed to him or on his behalf.

If, at any time, an Executive is determined or reasonably believed, based on a judicial or administrative determination or opinion of counsel, not to qualify as “management” or a “highly compensated employee” under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), the Executive shall cease participation in the Plan as of the date of that determination. Notwithstanding the foregoing, the Plan Benefit to which he is entitled shall only be distributed to him in accordance with the provisions of Article V of the Plan.

SECTION 3.3 Termination of Participation. During the first Plan Year, a Participant may make an election to terminate participation in the Plan and receive a distribution of his Account, in accordance with Q&A 20 of Internal Revenue Service Notice 2005-1, subject to the approval of the Compensation Committee.

ARTICLE IV
PLAN BENEFIT

SECTION 4.1 Plan Benefit. A Participant’s Plan Benefit shall be equal to the total amount credited to the Participant’s Account under this Article IV. Such Plan Benefit shall become payable to the Participant as provided under Article V.

SECTION 4.2 Accounts. For each Participant, the Company shall establish and maintain a Participant Account on the books of the Company. All amounts which are credited to the Account shall be credited solely for purposes of accounting and computation, and shall remain assets of the Employer subject to the claims of the Employer’s general creditors.

SECTION 4.3 Employer Contributions. The Employer will determine an annual Individual Performance Award (IPA) for a participant and will contribute to the Trust on a quarterly basis an amount equal to one quarter (25%) of the IPA in cash. The Trustee will then use the cash in the Trust to purchase shares of Allied Capital Corporation in the open market and allocate those shares to individual Participant Accounts. Notwithstanding the foregoing, no additional contributions shall be made to the Plan after December 31, 2007.

SECTION 4.4 Investment Procedure. A Participant’s Account may only be invested in the common stock of Allied Capital Corporation until such time as a distributable event (as listed in Section 5.2) occurs. Subsequent to a distributable event, the Employer and each Participant may, at the discretion of the Employer, redirect the Participant’s account to other investment vehicles. Notwithstanding the foregoing, however, any redirection of account balances will be subject to trading window restrictions and may not be made until at least sixty (60) days after the distributable event. The Administrator shall retain overriding discretion over the selection of investment vehicles and the Administrator may change, alter or modify its investment policy as it deems appropriate, from time to time, to maximize benefits under the Plan. Any such change, alteration or modification shall be communicated to the Participants under procedures adopted by the Administrator.

SECTION 4.5 Valuation of Accounts. The value of a Participant’s Account shall be determined from time to time by the Trustee in the following manner.

(a) During any period of time in which a Participant’s Account is deemed invested in whole or in part pursuant to the agreement with the Participant (in the manner described in Section 4.4), the income and expenses, gains and losses, both realized and unrealized, from such deemed investments shall be determined by the Trustee. The amount so determined shall be credited to the Account of the Participant proportionately in accordance with procedures established by the Administrator.

(b) Each Participant’s Account shall be valued as of the last day of each Plan Year or more frequently as determined by the Administrator.

ARTICLE V
VESTING AND DISTRIBUTION

SECTION 5.1 Vesting. Amounts paid to the Plan shall at all times be 100% vested.

SECTION 5.2 Distributable Events. Except as otherwise provided in this Plan, a Participant’s Plan Benefit shall become distributable upon the occurrence of the earliest of the following events:

1. Termination of Employment

2. Change in Control (as defined in Section 8.2)

3. Termination of the Plan (in accordance with the provisions of Section 5.7)

SECTION 5.3 Amount of Plan Benefits. A Participant’s Plan Benefit shall equal the total amount credited to the Participant’s Account in accordance with Article IV, except to the extent the Participant’s Plan Benefit is reduced in accordance with Section 5.4 below.

SECTION 5.4 Payment of Plan Benefits. Upon the occurrence of one of the distributable events described in Section 5.2, a Participant will receive distribution of his Plan Benefit in accordance with the following; provided, however, that the Administrator shall be authorized to make provision for the reporting and withholding of any federal, state or local taxes that may be required.

(a) If the distributable event is Termination of Employment occurring as a result of the resignation (other than for Good Reason, which shall be governed by Section 5.4(c)), involuntary discharge or Disability of the Participant, the Participant shall be paid one third of his Plan Benefit in a lump sum no sooner than six (6) months following the Termination of Employment (First Payment); one half of the then remaining balance of his Plan Benefit within thirty (30) days following the one (1) year anniversary of his Termination of Employment (Second Payment), and the remainder of his Plan Benefit within thirty (30) days following the two (2) year anniversary of his Termination of Employment (Third Payment). Notwithstanding the foregoing, however, if the Administrator makes a reasonable determination that the Participant has engaged in Solicitation during the period beginning on the date of Termination of Employment and ending on the one (1) year anniversary of the Termination of Employment, the Second Payment and the Third Payment shall each be forfeited to the Company and no further amount shall be payable to the Participant. Furthermore, if the Administrator makes a reasonable determination that the Participant has first begun to engage in Solicitation during the period beginning on the one (1) year anniversary of the Termination of Employment and ending on the two (2) year anniversary of the Termination of Employment, the Third Payment shall be forfeited to the Company and no further amount shall be payable to the Participant.

(b) If the distributable event is Death, the Participant’s Beneficiary or Beneficiaries shall be paid one third of his Plan Benefit in a lump sum within thirty (30) days following the distributable event; one half of the then current balance within thirty (30) days following the one (1) year anniversary of the distributable event, and the remainder of his Plan Benefit within thirty (30) days following the two (2) year anniversary of the distributable event.

(c) If the distributable event is a Change in Control, the Participant shall be paid the entire amount of his Plan Benefit in a single lump sum distribution immediately. In addition, notwithstanding the provisions of Sections 5.4(a) and 5.4(b), any outstanding benefits payable as a result of any other prior distributable event as described in Section 5.2 that have not been paid as of the date of the Change in Control shall be paid immediately to the Participant or his Beneficiary, as applicable, in a single lump sum distribution.

(d) If the distributable event is Termination of Employment for Good Reason, the Participant shall be paid the entire amount of his Plan Benefit in a single lump sum distribution payable no sooner than six (6) months following the Termination of Employment.

(e) If a Participant has elected to terminate participation in accordance with Section 3.3, any amounts credited to the Participant’s Account shall be immediately payable to him without regard to the provisions regarding Payment of Plan Benefits, subject to the approval of the Compensation Committee.

SECTION 5.5 Form of Benefit Payments. Plan Benefits shall be paid in the form of cash; or to the extent the Participant’s Plan Benefits are invested in the common stock of Allied Capital Corporation at the time of Benefit Payment, benefit payments will be in the form of shares.

SECTION 5.6 Designation of Beneficiary. A Participant may, on such form as may be provided by the Administrator, designate one or more primary and contingent Beneficiaries to receive the Plan Benefit which may be payable hereunder following the Participant’s death, and may designate the proportions in which such Beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrator prior to the Participant’s death shall control. If a Participant fails to specifically designate a Beneficiary or, if no designated Beneficiary survives the Participant, payment shall be made to the Participant’s estate, notwithstanding any other provision of this Plan.

SECTION 5.7 Termination of the Plan. The Plan shall be terminated effective March 18, 2008, and, as permitted in the transition relief set forth in IRS Notice 2006-79, as modified and superseded by IRS Notice 2007-86, any amounts credited to the Account of a Participant which are not distributed under the terms of the Plan during the Plan Year ending December 31, 2007 shall be distributed in full to such Participant (or Beneficiary, if the Participant is deceased), on March 18, 2008.

ARTICLE VI
ADMINISTRATION

SECTION 6.1 General. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for administration of the Plan. The Administrator shall be the “named fiduciary” within the meaning of Section 402(c)(2) of ERISA. The Administrator, in the exercise of its discretion, may delegate to any employee or employees of the Company the authority to act as the Administrator’s agent with respect to any matter within the control of the Administrator, provided that such delegation of authority shall be subject to revocation by the Administrator. Any act that the Administrator is required or authorized to perform under the terms of this Plan, including any communication to be made or received by the Administrator, may be performed by an agent of the Administrator, provided such person is acting within the scope of that person’s delegation of authority from the Administrator.

SECTION 6.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

SECTION 6.3 Duties. The Administrator shall have the following rights, powers and duties:

(a) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Employer and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

(b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question which may arise regarding the rights of Executives, Participants, and Beneficiaries and the amount of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

(c) The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall have the duty to maintain Account records of all Participants. The Administrator shall also have the duty to report pertinent information regarding Participant Accounts to Participants at least annually.

(d) The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Employer for inspection by the Participants at reasonable times determined by the Administrator.

(e) The Administrator shall periodically report to the Board with respect to the status of the Plan.

SECTION 6.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.

ARTICLE VII
CLAIMS PROCEDURE

SECTION 7.1 General. Any claim for Plan Benefits under the Plan shall be filed by the claimant on the form prescribed for such purpose with the Administrator.

SECTION 7.2 Denials. If a claim for Plan Benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within sixty days after receipt of the claim by the Administrator, unless special circumstances require an extension of time of sixty days (for a total of 120 days).

SECTION 7.3 Notice. Any claimant who is denied a claim for Plan Benefits shall be furnished written notice setting forth:

(a) the specific reason or reasons for the denial;

(b) specific reference to the pertinent provision of the Plan upon which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim; and

(d) an explanation of the claim review procedure under Section 7.5.

SECTION 7.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:

(a) request a review by written application to the Administrator, or its designate, no later than sixty days after receipt by the claimant of written notification of denial of a claim;

(b) review pertinent documents; and

(c) submit issues and comments in writing.

SECTION 7.5 Review. A decision on review of a denied claim shall be made by the Administrator not later than sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

ARTICLE VIII
CHANGE IN CONTROL

SECTION 8.1. In General. In the event of a “Change in Control” as defined in Section 8.2 of the Plan, all amounts in all Participant Accounts will be distributed to the Participants in accordance with Article V.

SECTION 8.2. Definition of “Change in Control”. A “Change in Control” means (i) the sale or other disposition of at least forty percent (40%) of the Company’s assets; or (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, as a result of a merger, consolidation or otherwise, of securities of the Company representing fifty percent (50%) or more of the aggregate voting power of the Company’s then outstanding common stock by any person (within the meaning of Section 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan; or (iii) the individuals who were members of the Board of Directors as of the Effective Date (the “Incumbent Board”) cease to constitute at least two-thirds (2/3) of the Board of Directors; provided, however, that any director appointed by at least two-thirds (2/3) of the then Incumbent Board or nominated by at least two-thirds (2/3) of the Corporate Governance/ Nominating Committee of the Board (if a majority of the members of the Corporate Governance/ Nominating Committee are members of the then Incumbent Board or appointees thereof), other than any director appointed or nominated in connection with, or as a result of, a threatened or actual proxy or control contest, shall be deemed to constitute a member of the Incumbent Board.

ARTICLE IX
TRUST

SECTION 9.1 Trust. A trust to be known as the Allied Capital Corporation Non-Qualified Deferred Compensation Plan II Trust (the “Trust”) has been established by the execution of a Trust agreement with one or more Trustees and is intended to be maintained as a “grantor trust” under Code Section 677. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Plan and the terms of the Trust, for the purpose of providing Plan Benefits for the Participants. Notwithstanding any provision of the Plan or the Trust to the contrary, the assets of the Trust shall at all times be subject to the claims of the Employer’s general creditors in the event of insolvency or bankruptcy.

SECTION 9.2 Contributions and Expenses. The Employer, in its sole discretion, and from time to time, may make contributions to the Trust. All Plan Benefits under the Plan and expenses chargeable to the Plan, to the extent not paid directly by the Employer, shall be paid from the Trust.

SECTION 9.3 Trustee Duties. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

SECTION 9.4 Reversion to the Employer. With the exception of amounts forfeited to the Company in accordance with Section 5.4 and subject to Sections 1.3 and 9.1, the Employer shall have no beneficial interest in the Trust and no part of the Trust shall ever revert or be repaid to the Employer, directly or indirectly.

ARTICLE X
MISCELLANEOUS PROVISIONS

SECTION 10.1 Modification, Amendment, Discontinuance, and Termination. The Board retains the right to modify or amend the Plan at any time and from time to time and the right to discontinue or terminate the Plan at any time and from time to time; provided, however, that no modification, amendment, discontinuance or termination shall adversely affect the rights of Participants and Beneficiaries to receive amounts credited to the Accounts maintained on their behalf before such modification, amendment, discontinuance or termination. No amendment will be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with applicable law, regulation, or stock exchange rule. Notice of every such modification, amendment, discontinuance or termination shall be given in writing to each Participant and to each Beneficiary then entitled to Plan Benefits. In the case of termination of the Plan, any amounts credited to the Account of a Participant shall be distributed in accordance with the provisions of Section 5.7 of the Plan.

SECTION 10.2 No Assignment. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise, other than by will or the laws of intestacy.

SECTION 10.3 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participant, his Beneficiaries, heirs, legal representatives and assigns.

SECTION 10.4 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of Maryland to the extent not preempted by the provisions of ERISA.

SECTION 10.5 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of an Employer or any equity or other interest in the assets, business or affairs of the Employer.

SECTION 10.6 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

SECTION 10.7 Notification of Addresses. Each Participant and each Beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or Beneficiary as shown on the Employer’s records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Administrator nor the Employer shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.

SECTION 10.8 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

The undersigned, pursuant to the approval of the Board, does hereby execute this Amended and Restated 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II on this 14th day of December, 2007.

Allied Capital Corporation

Attest:	/Suzanne V. Sparrow/	By: /Kelly A. Anderson/
	(Signature)	(Signature)
	Suzanne V. Sparrow	Kelly A. Anderson, EVP

	(Print Name)	(Print Name)